UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 12, 2014

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Talcott Avenue South Watertown, MA	02472
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (617) 673-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
On May 12, 2014, the Company held its annual meeting of shareholders pursuant to notice duly given. A total of 64,379,902 shares were present or represented by proxy at the meeting, representing approximately 97.7% of shares entitled to vote at the annual meeting. The Company’s shareholders voted on the following two proposals and cast their votes as set forth below.
Proposal One: Election of Directors
All of the Board's nominees for director were elected for a term of three years by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
David Humphrey	46,368,385	17,020,534	—	990,983
Sara Lawrence-Lightfoot	60,321,694	3,067,225	—	990,983
David Lissy	51,742,061	11,646,858	—	990,983

Proposal Two: Ratification of the Company's Independent Registered Public Accounting Firm
The Company's shareholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 by the votes set forth in the table below:

For	64,318,419
Against	59,083
Abstain	2,400

The proposal to ratify the appointment of Deloitte & Touche LLP was a routine matter and, therefore, there were no broker non-votes relating to that matter.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

By:	/s/ Elizabeth Boland
Name:	Elizabeth Boland
Title:	Chief Financial Officer
Date: May 15, 2014